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                                ARIS CORPORATION

                                  Exhibit 2.1

  Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession

     The Agreement for the Sale and Purchase of the Entire Issued Share Capital of Barefoot Computer Training Limited dated February 28, 1998 between ARIS Corporation and Barefoot, Computer Training Limited, was filed by the Company with the Securities and Exchange Commission on Form 8-K on March 13, 1998, and is incorporated herein by reference.